EXHIBIT 10.27

Convertible Bridge Loan Agreement

               This Convertible Bridge Loan Agreement (this "Agreement") is entered into as of July 21, 2000 (the "Effective Date"), by and among EpicEdge, Inc., a Texas corporation (the "Company"), and the persons/entities listed on the signature page hereto (each individually, a "Lender" and collectively, the "Lenders").

               WHEREAS, the Lenders are willing, pursuant to the terms and conditions of this Agreement, to loan the Company (the "Borrowing "), an aggregate of Five Million Dollars ($5,000,000) (the "Loan Amount"), which loan (the "Loan") shall be convertible into securities of the Company on the terms and subject to the conditions set forth herein.

               NOW, THEREFORE, the parties hereby agree as follows:

               DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                              "Change-of-Control Transaction" shall mean (1) a
sale or transfer of all or substantially all of the assets of the Company in any transaction or series of related transactions, (2) a sale or transfer of the Company's outstanding capital stock having more than 50% of the total voting power of the Company, or (3) any merger, consolidation or reorganization to which the Company is a party, except for a merger, consolidation or reorganization in which the Company is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Company's outstanding capital stock (on a fully diluted basis) immediately prior to the merger, consolidation or reorganization will own immediately following the merger, consolidation or reorganization an amount of the Company's outstanding capital stock (on a fully diluted basis) having more than 50% of the total voting power of the Company.

                              "Closing" shall be on or before July 31, 2000 and
shall be held at 9:00 a.m. at the offices of Vedder, Price, Kaufman & Kammholz, 222 N. LaSalle Street, Suite 2600, Chicago, Illinois 60601.

                              "Common  Stock"  shall mean the  Company's  common
stock, par value $0.01 per share.

                              "Qualified Financing" shall mean an investment in
Common Stock or preferred stock of the Company in which the Company receives gross proceeds in excess of $7,000,000, which shall not include the Loan Amount received pursuant to this Agreement.

               LOAN. The Lenders will loan the Company an aggregate of Five Million Dollars ($5,000,000) on the Effective Date, subject to the terms and conditions set forth in this Agreement. The Borrowing will be evidenced by Convertible Promissory Notes, each of which will be substantially in the form attached hereto as Exhibit A (individually, a "Note" and collectively, the "Notes").

               LOAN TERM; INTEREST; REPAYMENT; PREPAYMENT. The term of the Loan will end on December 29, 2000 (the "Repayment Date"). Interest on the unpaid principal balance (such unpaid principal balance is referred to as the "Outstanding Balance") will accrue from the Effective Date at the rate of nine and one-half percent (9.5%) per annum, calculated on the basis of a 360 day year and actual days elapsed; provided, however, that no such accrued interest shall be due and payable prior to the Repayment Date. However, upon the occurrence of a default (as defined herein) the interest on the Outstanding Balance will accrue from the date of such default until such time as such default is cured in a manner that is reasonably acceptable to the Lenders at a rate per annum equal to three percent (3%) plus the interest rate then in effect. To the extent not previously converted pursuant to Section 4, the Company will repay the Outstanding Balance plus all interest accrued thereon on the Repayment Date. The portion of the Outstanding Balance on the Loan and all accrue d interest payable to each Lender hereunder may not be prepaid prior to the Repayment Date without the consent of such Lender in its sole and absolute discretion; provided, however, that, if a Lender elects not to participate in a Qualified Financing pursuant to Section 4.1 below, the Company shall have the right to prepay such Lender's portion of the Outstanding Balance, plus accrued interest to date thereon, concurrently with, or at any time after, the closing of such Qualified Financing.

               CONVERSION. The Outstanding Balance plus accrued interest thereon shall be convertible at the option of the Lenders on the following basis:

                              Qualified Financing Conversion.  Contemporaneously
with the closing by the Company of a Qualified Financing occurring on or before December 29, 2000 (the "Conversion Date"), the Lenders shall have the option to convert the Outstanding Balance on the Loan, plus any accrued interest thereon through the Conversion Date, into the securities being issued and sold to the investors in the Qualified Financing (the "Conversion Securities") at a conversion price determined as follows: (a) if the Qualified Financing is led by the Lenders, the conversion price shall equal the purchase price per share of the Conversion Securities pursuant to the terms of the Qualified Financing and
(b) if the Qualified Financing is led by any person or persons other than the Lenders, the conversion price shall equal seventy-five percent (75%) of the lowest purchase price per share of the Conversion Securities paid by any of the investors in the Qualified Financing. Contemporaneously with such conversion, the Lenders shall be granted the same contractual rights granted to the other investors in the Qualified Financing.

                              Conversion Upon Failure to Obtain Qualified
Financing. If the Company fails to consummate a Qualified Financing on or prior to December 29, 2000, then the Lenders shall have the option of converting the Outstanding Balance on the Loan, plus any accrued interest to date, into the Company' s Common Stock at a conversion price of $5.00 per share by giving the Company written notice of such conversion election with such conversion to be effective as of the date the Company receives written notice of such election.

                              Optional Conversion Upon Extraordinary Event.  In
the event of a Change-of-Control Transaction, the Lenders may in connection therewith convert the Outstanding Balance on the Loan, plus any accrued interest to date, into Common Stock at a conversion price equal to $5.00 per share (as adjusted on an equitable basis for stock splits, reclassification, etc.) (the "Extraordinary Event Price").

                              Reservation of Securities.  Prior to the Closing,
the Company shall reserve such securities as the Lenders become entitled to receive upon conversion of the Notes. Prior to the issuance by the Company of any equity securities (or any instrument exercisable for or convertible into equity securities) and whenever otherwise required, the Company will amend its Articles of Incorporation to ensure that there is a sufficient quantity of such equity securities into which the Outstanding Balance on the Loan, plus any accrued interest to date, can be converted.

               OTHER RIGHTS.
               ------------

                              Registration Rights.  All shares of the Company's
securities issued or issuable upon conversion of the Loan, except securities issued upon conversion of any part of the Loan pursuant to Section 4.1 (which will have rights identical to the rights of the securities purchased by the investors in the Qualified Financing), shall have registration rights and related obligations identical to those of the "Registrable Shares" as set forth in the Registration Agreement, dated February 18, 2000, by and among the Company and the parties identified therein, and the parties hereto shall each execute such agreements, documents and instruments in connection therewith as reasonably requested in order to fulfill the purposes of this Section 5, provided, however, that a request for registration may not be made by the Lenders until the end of the third month after the date of conversion of the Notes.

                              Board Designee.  As a condition to the Closing,
the Company shall, and shall cause the shareholders of the Company to, enter into an Amended and Restated Shareholders' Agreement providing for, among other things, the rights of the Lenders to designate one (1) member of the Board of Directors of the Company who shall be elected to such position on or before September 30, 2000.

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Lenders that the statements in the following paragraphs of this Section 6 are true and correct as of the Closing:

                              Organization, Good Standing and Qualification. The
Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Texas and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

                              Capitalization.  The authorized capital stock of
the Company consists of a total of 50,000,000 authorized shares of Common Stock and 5,000,000 authorized shares of preferred stock, of which 27,138,571 shares of Common Stock are issued and outstanding as of July 14, 2000. The Company shall reserve all necessary shares of its capital stock for possible issuance upon the conversion of the Notes to be issued hereunder. Except as set forth on
Schedule 6.2 and the conversion features of the Notes, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the capital stock of the Company. Except as set forth on Schedule 6.2, there are no statutory or contractual shareholder preemptive rights with respect to any shares of capital stock of the Company. The Company has not violated and will not violate any applicable federal or state securities laws in connection with the offer, sale or issuance of the Notes and all equity securities issuable upon conversion thereof and such issuances, offers, or sales do not require registration of the Notes or any of the equity securities issuable upon conversion thereof under the Securities Act (as hereinafter defined) or any applicable state securities laws.

                              Due Authorization; Consents.  All corporate action
has been taken on the part of the Company, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, (b) the authorization, execution and delivery of the Notes, and (c) the authorization, issuance, reservation for issuance and delivery of all equity securities issuable upon conversion of the Notes. Each of this Agreement and each Note constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. All consents, approvals and authorizations of, and registrations, qualifications and filings with, any federal or state governmental agency, authority or body, or any third party, required in connection with the execution, delivery and performance of this Agreement and the Notes and the consummation of the transactions contemplated hereby and thereby have been obtained.

                              Valid Issuance of Stock.  The outstanding shares
of the capital stock of the Company are duly and validly issued, fully paid and nonassessable, and such shares of such capital stock, and all outstanding options and other securities of the Company, have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions thereof.

                              Conflict with Other Instruments.  Except as set
forth on Schedule 6.5, neither the execution and delivery by the Company of this Agreement, the Notes or the other instruments, documents and agreements contemplated or required hereby or thereby, nor the consummation of the transactions herein or therein contemplated to be consummated by the Company, nor compliance by the Company with the terms, conditions and provisions hereof or thereof, shall conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or the Bylaws of the Company, or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which the Company is a party or by which it or any of its respective properties is bound or constitute a default thereunder or result in the creation or imposition of any lien or encumbrance thereon.

                              Disclosure.  This Agreement does not contain any
untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not misleading, and none of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

               REPRESENTATIONS AND WARRANTIES OF THE LENDERS. Each Lender, severally and not jointly, represents and warrants to the Company as follows:

                              Authority.  The Lender has all necessary power and
authority to enter into this Agreement, to carry out its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Lender and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of such Lender, enforceable against such Lender in accordance with its respective terms, except as such enforcement may be subject to bankruptcy or other similar laws now or hereafter in effect relating to creditors' rights generally and to general equitable principles. The Lender need not give any notice, make any filing, or obtain any authorization, consent, or approval in order to consummate the transaction contemplated by this Agreement.

                              Economic Risk.  The Lender acknowledges that it is
sophisticated with respect to the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

                              Purchase for Own Account.  The Notes and the
securities issuable upon exercise or conversion thereof will be acquired for the Lender's own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof which would violate the Act.

                              Exempt from Registration; Restricted Securities.
The Lender understands that the Notes will not be registered under the Act on the ground that the sale provided for in this Agreement is exempt from registration under the Act, and that the reliance of the Company on such exemption is predicated in part on the Lenders' representations set forth in this Agreement. The Lender understands that the Notes and the securities issuable upon conversion or exercise thereof must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

                              Accredited Investor.  The Lender represents and
warrants that: (a) it is an " accredited investor" as that term is defined in Regulation D promulgated under the Act; (b) the Company has given such Lender the opportunity to ask questions and receive answers concerning the Company and the Notes; (c) the Company has made available to such Lender the opportunity to conduct such investigations and reviews as it has requested to conduct; (d) all materials and information requested by such Lender in connection with this Agreement have been provided to such Lender to its reasonable satisfaction; (e) the Company did not offer the Notes to such Lender by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general solicitation or general advertising; (f) it has not engaged a broker or finder in connection with this Agreement or the transactions contemplated hereby; and
(g) it has reviewed the Company's Form 10K-SB/A dated May 2, 2000, the Form 10Q-SB for the quarter ended March 31, 2000 and the Definitive Proxy Statement dated May 5, 2000.

               COVENANTS OF THE COMPANY. The Company covenants to the Lenders as follows:

                              Use of Proceeds. The Company will use the proceeds
of the Loan solely for working capital requirements and acquisitions, and not to make any payments to any shareholders or affiliates of the Company other than payments for salary and reimbursable business expenses to shareholders of the Company who are also employees of the Company.

                              Inspection Rights. The Lenders and any person such
Lenders may designate shall have the right to review all books and records, reports, accounts and other financial documents of the Company and to copy the same and to make excerpts therefrom, all at such reasonable times and as often as such Lenders may reasonably request, upon prior notice to the Company, so long as such review and copying does not unreasonably interfere with the business of the Company.

               DEFAULT. For purposes of this Agreement, the term "default" shall include any of the following:

                              The failure of the shareholders of the Company to
elect a designee of the Lenders to the Board of Directors of the Company on or before September 30, 2000;

                              The failure by the Company to pay any amounts due
hereunder or under any Note when due;

                              A material breach by the Company of any other term
or provision of this Agreement or any Note;

                              Any of the Company's indebtedness for borrowed
money is accelerated as a result of a default or breach of or under any agreement for such borrowed money, including but not limited to loan agreements, or a material breach under any real property lease agreements or capital equipment lease agreements, by which the Company is bound or obligated;

                              A material breach by the Company of any other
agreement with the Lenders or their respective affiliates; and

                              The filing of a petition in bankruptcy or under
any similar insolvency law by the Company, the making of an assignment for the benefit of creditors by the Company, or if any voluntary petition in bankruptcy or under any similar insolvency law is filed against the Company and such petition is not dismissed within sixty (60) days after the filing thereof.

               Except for a default pursuant to Section 9(b) or 9(f), upon each such default, the Company shall have five (5) days to cure such default after the Company becomes aware of the occurrence thereof. If the default is pursuant to Section 9(b) or 9(f) or if the Company is unable to cure its default under Sections 9(a), (c), (d) or (e) within such five (5) day period, any Lender may, at its option, accelerate repayment of the portion of the Outstanding Balance under the Loan payable to such Lender under its Note, in which case such Outstanding Balance and all interest accrued thereon shall be due and payable immediately. Upon any default of the Company hereunder, the Lenders may pursue any legal or equitable remedies that are available to the Lenders.

               MISCELLANEOUS.

                              Governing Law. This Agreement shall be governed in
all respects by and construed in accordance with the laws of the State of Illinois without regard to provisions regarding choice of laws.

                              Survival.  The representations, warranties,
covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

                              Successors and Assigns.  Except as otherwise
expressly provided herein, the provisions hereof shall inure to the benefit of, and shall be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement and the rights and obligations therein may not be assigned by the Lenders without the written consent of the Company, except to an affiliate of a Lender. This Agreement and the rights and obligations therein may not be assigned by the Company without the written consent of the Lenders.

                              Entire Agreement. This Agreement and the Notes and
the Exhibits and Schedules hereto and thereto (all of which are hereby expressly incorporated herein by this reference) constitute the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

                              Notices.  Except as may be otherwise provided
herein, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile on a business day at the address and number set forth below; (c) five (5) business days after deposit in the U.S. mail with first class or certified mail (receipt requested) postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.


         If to Edgewater:                                          With a copy to:
         Edgewater Private Equity Fund III, L.P.                   Michael A. Nemeroff, Esq.
         900 North Michigan Avenue                                 Vedder, Price, Kaufman & Kammholz
         14th Floor                                                222 North LaSalle Street, Suite 2600
         Chicago, Illinois  60611                                  Chicago, Illinois  60601-1003
         Attn:  Brian Thompson, Vice President                     Telecopy:  (312) 609-5005
         Telecopy:  (312) 649-8649

         If to TIME:
         Fleck T.I.M.E. Fund, LP
         289 Greenwich Avenue
         Greenwich, CT  06830
         Attn:  Kathryn Fleck
         Telecopy:  (203) 422-2170

         If to the Company:                                        With a copy to:
         EpicEdge, Inc.                                            Brewer & Pritchard, P.C.
         3200 Wilcrest Drive                                       Three Riverway, 18th Floor
         Suite 370                                                 Houston, Texas  77056
         Houston, Texas  77042-6018                                Attn:          Thomas C. Pritchard
         Attn:  Charles Leaver, President                          Margaret C. Fitzgerald
         Telecopy:  (713) 784-2486                                 Telephone:  (713) 209-2950
                                                                   Telecopy:  (713) 659-5302


                              Each person making a communication hereunder by
facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.5 by giving the other party written notice of the new address in the manner set forth above.

                              Amendments.  Any term of this Agreement may be
amended only with the written consent of the Company and the Lenders.

                              Delays or Omissions.  No delay or omission to
exercise any right, power or remedy accruing to a party, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default or any subsequent breach or default. Any waiver, permit, consent or approval of any kind or character related to this Agreement on the part of either party must be in writing and shall be effective only to the extent specifically set forth in such writing.

                              Legal Fees.  The Company agrees to reimburse the
Lenders for their reasonable expenses (including legal expenses) incurred in connection with the execution of this Agreement. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or any securities of the Company issued or to be issued, the prevailing party shall be paid by the other party a reasonable sum for attorney's fees and expenses of the prevailing party.

                              Finder's Fee.  Each party (a) represents and
warrants to the other parties hereto that it has retained no finder or broker in connection with the transaction contemplated by this Agreement, and (b) hereby agrees to indemnify and to hold harmless the other parties hereto from and against any liability for any commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

                              Title and Subtitles.  The titles of the paragraphs
and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                              Counterparts.  This Agreement may be executed in
any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

                              Severability.  Should any provision of this
Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

                            [Signature Page Follows]

               IN WITNESS WHEREOF, the parties have executed this Convertible Bridge Loan Agreement to be effective as of the date first above written.

EPICEDGE, INC.,
a Texas corporation


By: /s/ Charles Leaver
    -----------------------------------
Its:  Chief Executive Officer

EDGEWATER PRIVATE EQUITY FUND III, L.P.

By:  Edgewater III Management, L.P.
Its:  General Partner

By:  Gordon Management, Inc.
Its:   General Partner


By:/s/ Brian Thompson
   ------------------------------------
Its:Vice President/Chief Financial Officer